Exhibit 99.1

Investor Contact:	Brendon Frey, ICR
(203) 682-8200
Brendon.Frey@icrinc.com
Media Contact:	Katy Michael/Crocs Inc.
(303) 848-7000
kmichael@crocs.com

Crocs Inc. Reports Fourth Quarter and Year End 2015 Financial Results

NIWOT, COLORADO — February 29, 2016 — Crocs Inc. (NASDAQ: CROX) today reported financial results for the fourth quarter and year ended December 31, 2015.

Fourth Quarter Highlights:

•                  Revenue was $208.7 million, in-line with guidance. On a constant currency basis, revenue increased 7.0% compared to the prior year period.

•                  Net loss attributable to common stockholders on a GAAP basis was $73.9 million or a loss of $1.01 per share.

•                  Excluding certain charges not related to our core business, the company reported a non-GAAP adjusted net loss attributable to common shareholders of $52.9 million.

Full Year Highlights:

•                  Revenue was $1,090.6 million.  On a constant currency basis revenue was down 1.9% compared to the prior year.

•                  Net loss attributable to common stockholders on a GAAP basis was $98.0 million or a loss of $1.30 per share.

•                  Excluding certain charges not related to our core business, non-GAAP adjusted net loss attributable to common shareholders was $40.1 million.

Gregg Ribatt, Chief Executive Officer, said: “We continue to make meaningful progress positioning our business for long-term sustainable success despite some near-term challenges. Revenue on a constant currency basis, excluding store closures and discontinued product lines, grew at 12.2% in the quarter compared with a year ago. Our overall results reflect the impact of higher clearance sales as we made the decision in the quarter to increase our promotional cadence, given the overall retail environment.  While we still face foreign exchange headwinds from the stronger U.S. Dollar and macroeconomic challenges, we are making progress in our transformation efforts.  I believe we are reaching an inflection point and we will see the benefits of our actions increasingly as 2016 progresses.”

Fourth Quarter Operating Results

In the fourth quarter of 2015, the company reported a GAAP net loss attributable to common stockholders of $73.9 million or $1.01 per share, compared with a net loss of $56.9 million or $0.70 per diluted share in the same quarter of the prior year.

As outlined in detail in the non-GAAP reconciliations set forth later in this press release, the company recorded $21.0 million of certain charges not related to our core business (of which $14.6 million were non-cash charges) in the fourth quarter of 2015 compared with $26.8 million in non-recurring and special charges (of which $15.3 million were non-cash charges) in the fourth quarter of 2014.  Excluding these items, the company reported on a comparable basis, non-GAAP adjusted net loss attributable to common shareholders of $52.9 million in the quarter versus non-GAAP adjusted net loss attributable to common shareholders of $30.0 million in the fourth quarter 2014.

Full Year 2015 Operating Results

For the full year, the company reported a GAAP net loss attributable to common stockholders of $98.0 million or $1.30 per diluted share, compared with a net loss attributable to common stockholders of $19.0 million or $0.22 per diluted share in 2014.

As outlined in detail in the non-GAAP reconciliations set forth later in this press release, the company recorded $57.9 million of certain charges not related to our core business (of which $24.5 million were non-cash charges) for the year ended 2015 compared with $69.0 million (of which $27.7 million were non-cash charges) for the year ended 2014. Excluding these items, the company reported on a comparable basis, non-GAAP adjusted net loss attributable to common shareholders of $40.1 million in the year versus non-GAAP adjusted net loss of $50.0 million in 2014.

Balance Sheet

Cash and cash equivalents at December 31, 2015 were $143.3 million compared with $267.5 million at December 31, 2014. The year-over-year change in cash and cash equivalents was primarily driven by the repurchase of 6.5 million shares for approximately $85.9 million.  Inventory was $168.2 million compared with $171.0 million at December 31, 2014.

Stock Repurchase

The company repurchased 918.0 thousand shares of common stock in the fourth quarter of 2015 at an average price of $10.86.  The company ended the quarter at 72.9 million common shares outstanding and fourth quarter weighted average shares outstanding was 73.5 million.

Financial Outlook

The company expects first quarter 2016 revenue in the $260 to $270 million range compared to $262.2 million last year.

Conference Call Information

A teleconference call to discuss fourth quarter 2015 results is scheduled for today, Monday, February 29, 2016, at 4:30 pm EST.  The call participation number is (888) 771-4371. A recording of the conference call will be available two hours after the completion of the call at (888) 843-7419. International participants can dial (847) 585-4405 to take part in the conference call and can access a replay of the call at (630) 652-3042. All of the above calls will require the input of the conference identification number 41827513. The call also will be streamed on the Crocs website, www.crocs.com.  An audio recording of the conference call will be available at www.crocs.com through March 29, 2016.

About Crocs, Inc.

Crocs, Inc. is a world leader in innovative casual footwear for men, women and children. Crocs offers a broad portfolio of all-season products, while remaining true to its core molded footwear heritage. All Crocs™ shoes feature Croslite™ material, a proprietary, revolutionary technology that gives each pair of shoes the soft, comfortable, lightweight, non-marking and odor-resistant qualities that Crocs fans know and love. Crocs celebrates the fun of being a little different and encourages fans to “Find Your Fun” in every colorful pair of shoes. Since its inception in 2002, Crocs has sold more than 300 million pairs of shoes in more than 65 countries around the world.

Visit www.crocs.com for additional information.

The matters regarding the future discussed in this news release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding prospects, investments in our business and outlook. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: macroeconomic issues, including, but not limited to, the current global financial conditions; the effect of competition in our industry; our ability to effectively manage our future growth or declines in revenue; changing fashion trends; our ability to maintain and expand revenues and gross margin; our ability to accurately forecast consumer demand for our products; our ability to successfully implement our strategic plans; our ability to develop and sell new products; our ability to obtain and protect intellectual property rights; the effect of potential adverse currency exchange rate fluctuations and other international operating risks; and other factors described in our most recent annual report on Form 10-K under the heading “Risk Factors” and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this document speaks as of February 29, 2016.  We do not undertake any obligation to update publicly any forward-looking statements, including, without limitation, any estimate regarding revenues or earnings, whether as a result of the receipt of new information, future events, or otherwise.

CROCS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

($ thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenues	$208,678	$206,473	$1,090,630	$1,198,223
Cost of sales	135,934	128,570	579,825	603,893
Restructuring charges	—	1,373	—	3,985
Gross profit	72,744	76,530	510,805	590,345
Selling, general and administrative expenses	129,280	131,468	559,095	565,712
Restructuring charges	1,274	6,637	8,728	20,532
Asset impairment charges	7,771	2,997	15,306	8,827
Income (loss) from operations	(65,581)	(64,572)	(72,324)	(4,726)
Foreign currency transaction loss, net	(701)	(607)	(3,332)	(4,885)
Interest income	215	360	967	1,664
Interest expense	(319)	(121)	(969)	(806)
Other income, net	920	(184)	914	204
Income (loss) before income taxes	(65,466)	(65,124)	(74,744)	(8,549)
Income tax benefit (expense)	(4,707)	12,030	(8,452)	3,623
Net income (loss)	$(70,173)	$(53,094)	$(83,196)	$(4,926)

Dividends on Series A convertible preferred stock	(3,000)	(3,068)	(11,833)	(11,301)
Dividend equivalents on Series A convertible preferred shares related to redemption value accretion and beneficial conversion feature	(769)	(705)	(2,978)	(2,735)
Net income (loss) attributable to common stockholders	$(73,942)	$(56,867)	$(98,007)	$(18,962)

Net income (loss) per common share:
Basic	$(1.01)	$(0.70)	$(1.30)	$(0.22)
Diluted	$(1.01)	$(0.70)	$(1.30)	$(0.22)

CROCS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(UNAUDITED)

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America (“U.S. GAAP”), we present “adjusted selling, general, and administrative expenses”, “adjusted cost of sales”, “adjusted net income (loss) attributable to common stockholders”, and “revenue adjusted for business model changes”, which are non-GAAP financial measures. Adjusted results exclude the impact of items that management believes affect the comparability or underlying business trends in our consolidated financial statements in the periods presented.

The metric “revenue adjusted for business model changes” is used by management to assess period-over-period change in the performance of our continuing operations as compared to the same quarter of the previous year.  This metric is calculated on a constant currency basis and removes the impact of store closures and eliminated product lines from prior period results.  We believe this metric is useful in analyzing business trends related to our ongoing operations by excluding products and locations that have been eliminated and by removing foreign currency translation adjustments, which can mask the underlying performance of the business.

We also present certain information related to our current period results of operations through “constant currency”, which is a non-GAAP financial measure and should be viewed as a supplement to our results of operations and presentation of reportable segments under U.S. GAAP. Constant currency represents current period results that have been restated using prior year average foreign exchange rates for the comparative period to enhance the visibility of the underlying business trends excluding the impact of foreign currency exchange rate fluctuations.

Management uses adjusted results to assist in comparing business trends from period to period on a consistent non-GAAP basis in communications with the Board, stockholders, analysts, and investors concerning our financial performance. We believe that these non-GAAP measures are useful to investors and other users of our consolidated financial statements as an additional tool for evaluating operating performance. We believe they also provide a useful baseline for analyzing trends in our operations. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP.

CROCS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(UNAUDITED - Continued)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in thousands)
Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$129,280	$131,468	$559,095	$565,712
ERP implementation and other contract termination fees (1)	(3,470)	(2,160)	(12,569)	(13,268)
Reorganization charges (2)	(4,265)	(3,175)	(8,391)	(8,872)
Legal settlements and disbursement (3)	(207)	(446)	(7,895)	(2,646)
Bad debt expense related to South Africa (4)	(613)	—	(613)	—
Non-GAAP selling, general and administrative expenses	$120,725	$125,687	$529,627	$540,926

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in thousands)
Cost of sales reconciliation:
GAAP cost of sales:	$135,934	$128,570	$579,825	$603,893
Inventory write-down (5)	(3,108)	(6,168)	(3,108)	(7,064)
Statutory audits (7)	—	—	(1,000)	—
Reorganization charges (2)	—	(3,891)	—	(3,806)
Contract termination fees (1)	(324)	—	(324)	—
Non-GAAP cost of sales	$132,502	$118,511	$575,393	$593,023

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(in thousands)
Net loss attributable to common stockholders reconciliation:
GAAP net loss attributable to common stockholders reconciliation:	$(73,942)	$(56,867)	$(98,007)	$(18,962)
Impairment charges related to South Africa (4)	5,747	—	5,747	—
ERP implementation and other contract termination fees (1)	3,794	2,160	12,893	13,268
Reorganization charges (2)	4,265	7,066	8,391	12,678
Inventory write-down (5)	3,108	6,168	3,108	7,064
Retail asset impairment charges (6)	2,024	2,997	9,559	8,827
Restructuring charges (2)	1,274	8,010	8,728	24,517
Legal settlements and disbursement (3)	207	446	7,895	2,646
Statutory audits (7)	—	—	1,000	—
Bad debt expense related to South Africa (4)	613	—	613	—
Non-GAAP net loss attributable to common stockholders	$(52,910)	$(30,020)	$(40,073)	$50,038

(1)         This represents operating expenses related to the implementation of our new enterprise resource planning (“ERP”) system and the termination of certain IT contracts for better alignment with strategic initiatives as well as fees associated with the termination of certain royalty and other contracts.

(2)         This relates to severance expenses, bonuses, store closure costs, consulting fees and other expenses related to recent restructuring and reorganization activities and our investment agreement with Blackstone.

(3)         Expenses in 2015 relate primarily to legal expenses for matters surrounding disbursements to invalid vendors and California wage settlements. Expenses in 2014 relate primarily to other legal settlements.

(4)         Certain bad debt and impairment expenses were incurred in 2015 relating to the planned sale of operations in South Africa.

(5)         This relates to a write-off of obsolete inventory with a market value lower than cost. During the three months and year ended December 31, 2015, the inventory write-down charge recorded related to the planned sale of operations in the South Africa.

(6)         This represents retail asset impairment charges for certain underperforming locations in our Americas, Asia Pacific and Europe segments.

(7)         This represents an estimated liability associated with a prior period audit by U.S. Customs and Border Protections.

CROCS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(UNAUDITED)

	Three Months Ended	Year Ended
	December 31,	December 31,
	(in thousands)
GAAP revenues, for the period ended December 31, 2014	$206,473	$1,198,223
Less: constant currency adjustment (1)	(12,360)	(87,661)
Less: decrease associated with store closures	(5,813)	(34,894)
Less: decrease associated with eliminated product lines	(2,368)	(11,921)

Non-GAAP revenues, adjusted for business model changes	$185,932	$1,063,747

GAAP revenues, for the period ended December 31, 2015	$208,678	$1,090,630

Percentage change	12.2%	2.5%

	Three Months Ended	Year Ended
	December 31,	December 31,
	(in thousands)
GAAP revenues, for the period ended December 31, 2013	$228,673	$1,192,680
Less: constant currency adjustment (1)	(10,506)	(15,612)
Less: decrease associated with store closures	(5,218)	(22,027)
Less: decrease associated with eliminated product lines	(2,750)	(15,483)

Non-GAAP revenues, adjusted for business model changes	$210,199	$1,139,558

GAAP revenues, for the period ended December 31, 2014	$206,473	$1,198,223

Percentage change	(1.8)%	5.1%

(1)         Constant currency is a non-GAAP measure utilized by management in which current period results have been restated using prior year average foreign exchange rates for the comparative period to enhance the visibility of the underlying business trends by excluding the impact of foreign currency exchange rate fluctuations.

CROCS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

($ thousands, except number of shares)

	December 31,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$143,341	$267,512
Accounts receivable, net of allowances of $49,364 and $32,392, respectively	83,616	101,217
Inventories	168,192	171,012
Deferred tax assets, net	—	4,190
Income tax receivable	10,233	9,332
Other receivables	14,233	11,989
Prepaid expenses and other assets	26,334	30,156
Total current assets	445,949	595,408
Property and equipment, net	49,490	68,288
Intangible assets, net	82,297	97,337
Goodwill	1,973	2,044
Deferred tax assets, net	6,608	17,886
Other assets	21,703	25,968
Total assets	$608,020	$806,931
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$63,336	$42,923
Accrued expenses and other liabilities	91,835	80,216
Deferred tax liabilities, net	—	11,869
Accrued restructuring	738	4,511
Income taxes payable	6,416	9,078
Current portion of long-term borrowings and capital lease obligations	4,772	5,288
Total current liabilities	167,097	153,885
Long-term income tax payable	4,547	8,843
Long-term borrowings and capital lease obligations	1,627	6,381
Long-term accrued restructuring	230	348
Other liabilities	12,890	12,277
Total liabilities	186,391	181,734
Commitments and contingencies
Series A convertible preferred stock, par value $0.001 per share, 1,000,000 shares authorized, 200,000 shares issued and outstanding, redemption amount and liquidation preference of $203,000 and $203,067 as of December 31, 2015 and December 31, 2014, respectively	175,657	172,679

Stockholders’ equity:
Preferred stock, par value $0.001 per share, 4,000,000 shares authorized, none outstanding	—	—
Common stock, par value $0.001 per share, 250,000,000 shares authorized, 93,101,007 and 72,851,418 shares issued and outstanding, respectively, as of December 31, 2015 and 92,325,201 and 78,516,566 shares issued and outstanding, respectively, as of December 31, 2014	94	92
Treasury stock, at cost, 20,249,589 and 13,808,635 shares as of December 31, 2015 and December 31, 2014, respectively	(283,913)	(200,424)
Additional paid-in capital	353,241	345,732
Retained earnings	227,463	325,470
Accumulated other comprehensive loss	(50,913)	(18,352)
Total stockholders’ equity	245,972	452,518
Total liabilities, commitments and contingencies and stockholders’ equity	$608,020	$806,931

The following tables summarize our total revenue by channel for the three months ended December 31, 2015 and 2014:

	Three Months Ended December 31,		Change		Constant Currency Change (1)
	2015	2014	$	%	$	%
	(in thousands)
Wholesale:
Americas	$35,581	$39,628	$(4,047)	(10.2)%	$(1,763)	(4.4)%
Asia Pacific	37,166	29,149	8,017	27.5	10,045	34.5
Europe	17,412	21,514	(4,102)	(19.1)	(1,260)	(5.9)
Other businesses	125	187	(62)	(33.2)	(112)	(59.9)
Total wholesale	90,284	90,478	(194)	(0.2)	6,910	7.6
Retail:
Americas	44,912	47,129	(2,217)	(4.7)	(1,761)	(3.7)
Asia Pacific	28,703	29,852	(1,149)	(3.8)	850	2.8
Europe	8,126	10,465	(2,339)	(22.4)	(849)	(8.1)
Total retail	81,741	87,446	(5,705)	(6.5)	(1,760)	(2.0)
E-commerce:
Americas	22,160	16,995	5,165	30.4	5,327	31.3
Asia Pacific	10,412	7,467	2,945	39.4	3,405	45.6
Europe	4,081	4,087	(6)	(0.1)	546	13.4
Total e-commerce	36,653	28,549	8,104	28.4	9,278	32.5
Total revenues	$208,678	$206,473	$2,205	1.1%	$14,428	7.0%

Revenues:
Americas	$102,653	$103,752	$(1,099)	(1.1)%	$1,803	1.7%
Asia Pacific	76,281	66,468	9,813	14.8	14,300	21.5
Europe	29,619	36,066	(6,447)	(17.9)	(1,563)	(4.3)
Total segment revenues	208,553	206,286	2,267	1.1	14,540	7.0
Other businesses	125	187	(62)	(33.2)	(112)	(59.9)
Total consolidated revenues	$208,678	$206,473	$2,205	1.1%	$14,428	7.0%

(1)         Reflects year over year change as if the current period results were in “constant currency,” which is a non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” above for more information.

The following tables summarize our total revenue by channel for the year ended December 31, 2015 and 2014:

	Year Ended December 31,		Change		Constant Currency Change (1)
	2015	2014	$	%	$	%
	(in thousands)
Wholesale:
Americas	$210,887	$228,615	$(17,728)	(7.8)%	$(10,241)	(4.5)%
Asia Pacific	255,897	290,610	(34,713)	(11.9)	(16,194)	(5.6)
Europe	123,131	147,561	(24,430)	(16.6)	1,886	1.3
Other businesses	1,096	794	302	38.0	194	24.4
Total wholesale	591,011	667,580	(76,569)	(11.5)	(24,355)	(3.6)
Retail:
Americas	197,306	206,053	(8,747)	(4.2)	(6,652)	(3.2)
Asia Pacific	136,320	159,464	(23,144)	(14.5)	(11,552)	(7.2)
Europe	44,873	60,309	(15,436)	(25.6)	(3,012)	(5.0)
Total retail	378,499	425,826	(47,327)	(11.1)	(21,216)	(5.0)
E-commerce:
Americas	68,017	55,247	12,770	23.1	13,434	24.3
Asia Pacific	32,274	23,836	8,438	35.4	10,256	43.0
Europe	20,829	25,734	(4,905)	(19.1)	(380)	(1.5)
Total e-commerce	121,120	104,817	16,303	15.6	23,310	22.2
Total revenues	$1,090,630	$1,198,223	$(107,593)	(9.0)%	$(22,261)	(1.9)%

Revenues:
Americas	$476,210	$489,915	$(13,705)	(2.8)%	$(3,459)	(0.7)%
Asia Pacific	424,491	473,910	(49,419)	(10.4)	(17,490)	(3.7)
Europe	188,833	233,604	(44,771)	(19.2)	(1,506)	(0.6)
Total segment revenues	1,089,534	1,197,429	(107,895)	(9.0)	(22,455)	(1.9)
Other businesses	1,096	794	302	38.0	194	24.4
Total consolidated revenues	$1,090,630	$1,198,223	$(107,593)	(9.0)%	$(22,261)	(1.9)%

(1)         Reflects year over year change as if the current period results were in “constant currency,” which is a non-GAAP financial measure. See “Use of Non-GAAP Financial Measures” above for more information.

CROCS, INC. SUBSIDIARIES

RETAIL STORE COUNTS (UNAUDITED)

	September 30, 2015	Opened	Closed	December 31, 2015
Company-operated retail locations
Type
Kiosk/store in store	98	2	2	98
Retail stores	279	5	9	275
Outlet stores	180	6	—	186
Total	557	13	11	559
Operating segment
Americas	198	1	3	196
Asia Pacific	256	12	7	261
Europe	103	—	1	102
Total	557	13	11	559

	December 31, 2014	Opened	Closed	December 31, 2015
Company-operated retail locations
Type
Kiosk/store in store	100	11	13	98
Retail stores	311	15	51	275
Outlet stores	174	16	4	186
Total	585	42	68	559
Operating segment
Americas	210	4	18	196
Asia Pacific	258	36	33	261
Europe	117	2	17	102
Total	585	42	68	559

CROCS, INC. AND SUBSIDIARIES

RETAIL

(STORES ONLY)

COMPARABLE STORE SALES

(UNAUDITED)

	Constant Currency (2)	Constant Currency (2)
	Three Months Ended	Three Months Ended
	December 31, 2015	December 31, 2014
Comparable store sales (Retail only) (1)
Americas	(3.4)%	(3.3)%
Asia Pacific	4.8%	(2.5)%
Europe	5.7%	1.1%
Global	0.1%	(2.4)%

	Constant Currency (2)	Constant Currency (2)
	Year Ended	Year Ended
	December 31, 2015	December 31, 2014
Comparable store sales (Retail only) (1)
Americas	(3.2)%	(4.4)%
Asia Pacific	(4.5)%	(4.7)%
Europe	3.0%	0.7%
Global	(2.8)%	(3.7)%

(1)         Comparable store status is determined on a monthly basis. Comparable store sales begin in the thirteenth month of a store’s operation. Stores in which selling square footage has changed more than 15% as a result of a remodel, expansion or reduction are excluded until the thirteenth month in which they have comparable prior year sales. Temporarily closed stores are excluded from the comparable store sales calculation during the month of closure. Location closures in excess of three months are excluded until the thirteenth month post re-opening. Comparable store sales exclude the impact of our e-commerce channel revenues and are calculated on a currency neutral basis using historical quarterly average currency rates.

(2)         Reflects quarter-over-quarter and year-over-year change as if the current period results were in “constant currency,” which is a non-GAAP financial measure. Constant currency is a measure utilized by management in which current period results have been restated using prior year average foreign exchange rates for the comparative period to enhance the visibility of the underlying business trends by excluding the impact of foreign currency exchange rate fluctuations. We do not suggest that investors should consider this non-GAAP measure in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP.

CROCS, INC. AND SUBSIDIARIES

DIRECT TO CONSUMER

(INCLUDES RETAIL AND E-COMMERCE)

COMPARABLE STORE SALES

(UNAUDITED)

	Constant Currency (2)	Constant Currency (2)
	Three Months Ended	Three Months Ended
	December 31, 2015	December 31, 2014
Comparable store sales (Retail and e-commerce) (1)
Americas	6.3%	(2.7)%
Asia Pacific	15.2%	10.1%
Europe	13.9%	(5.4)%
Global	9.8%	0.5%

	Constant Currency (2)	Constant Currency (2)
	Year Ended	Year Ended
	December 31, 2015	December 31, 2014
Comparable store sales (Retail and e-commerce) (1)
Americas	3.3%	(3.8)%
Asia Pacific	3.0%	0.6%
Europe	7.8%	(0.6)%
Global	3.9%	(1.9)%

(1)         This includes both e-commerce and retail comparable store sales. Comparable store status is determined on a monthly basis. Comparable store sales begin in the thirteenth month of a store’s operation. Stores in which selling square footage has changed more than 15% as a result of a remodel, expansion or reduction are excluded until the thirteenth month in which they have comparable prior year sales. Temporarily closed stores are excluded from the comparable store sales calculation during the month of closure. Location closures in excess of three months are excluded until the thirteenth month post re-opening. E-commerce revenue is based on same site sales period over period. Comparable store sales and e-commerce channel revenues and are calculated on a currency neutral basis using historical quarterly average currency rates.

(2)         Reflects quarter-over-quarter and year-over-year change as if the current period results were in “constant currency,” which is a non-GAAP financial measure. Constant currency is a measure utilized by management in which current period results have been restated using prior year average foreign exchange rates for the comparative period to enhance the visibility of the underlying business trends by excluding the impact of foreign currency exchange rate fluctuations. We do not suggest that investors should consider this non-GAAP measure in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP.